Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT is made as of the Effective Date below by and between the undersigned assignor on behalf of the Holders (as hereafter defined) (“Assignor”) and the undersigned assignee (“Assignee” and with Assignor, the “Parties”) and is joined in by the subject debtor “Trading Company” or “Borrower,” identified on the signature page hereof, for the express purpose stated.

RECITALS

WHEREAS, the Holders hold debt securities in at least the aggregate principal amount stated on the signature page hereto (the “Debt”) in the Borrower; and

WHEREAS, the Holders have designated Assignor as their agent for purposes of assigning and transferring the Debt including their rights in the Debt to the Assignee and the Assignee wishes to accept such assignment, purchase and transfer, all subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Debt.

A.	The Assignor represents that no Holder is or has been an affiliate, meaning an officer, director or 5% or more shareholder, of the Trading Company and no Holder is restricted from assigning the Debt to Assignee; and

B.	Assignee acknowledges that no Holder has any conversion rights into common stock of the Trading Company with respect to and to the extent of the Debt.

C.	Subject to the terms and conditions set forth herein (including without limitation Section 10(d)), Assignor, on behalf of Holders, hereby assigns and transfers to Assignee, and Assignee hereby purchases and acquires from Assignor, the Debt (which includes, without limitation, all accrued interest thereon). As consideration for such Assignment, Assignee shall pay the Assignor, for the ratable benefit of the Holders, the amount on the signature page hereof being the “Assignment Payment,” which may be further detailed herein or in an Exhibit hereto between the parties. Notwithstanding anything contained herein to the contrary, Assignor makes no representations or warranties of any nature whatsoever with respect to the security interests of the Holders in and to the assets of the Borrower and Assignee acknowledges that it is not relying on any such security interests of Holders. In addition, Assignee acknowledges that the assignment hereunder does not include any closing fees, diligence fees or any other fees which Holders have heretofore received in connection with the transactions related to the Debt.

2 Payment; Benefit and Assignment.

A.	In the event Assignee fails to make any payment hereunder to Assignor within fifteen (15) days of the applicable due date, this Agreement shall, at Assignor’s option, upon written notice from Assignor to Assignee, terminate.

B.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign or transfer all or any portion of this Agreement without the prior written consent of the other party, which such consent shall not be unreasonably withheld; provided further that if Assignee shall be in breach of this Agreement Assignor shall be permitted to assign and/or transfer this Agreement to any third party without restriction or consent of Assignee.

3.	Waiver. Any party hereto shall have the right to waive compliance by the other of any term, condition or covenant contained herein. Such waiver shall not constitute a waiver of any subsequent failure to comply with the same or any different term, condition or covenant. No waiver, however, is valid unless in writing and the other Party is notified of same.

4.	Applicable Law and Venue. THE PARTIES HERETO HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. ASSIGNEE HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO ASSIGNEE AT THE ADDRESS FOR ASSIGNEE SET FORTH ON THE SIGNATURE PAGE HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. THE FOREGOING SHALL ALSO APPLY TO THE ASSIGNOR AND HOLDERS (FOR THE BENEFIT OF THE ASSIGNEE), INCLUDING SERVICE BY MAIL.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5	.Miscellaneous. The Assignee and Assignor represent they are each: (1) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated in relation to the Securities Act of 1933, as amended, and (2) sophisticated and experienced in making investments, and (3) capable, by reason of their business and financial experience, of evaluating the relative merits and risks of an investment in the securities. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular. From and after the date of this Agreement, each of Assignor and Assignee agrees to execute whatever additional reasonable documentation or instruments required by the other which are necessary to carry out the intent and purposes of this Agreement or to comply with any law. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof. Any notice, communication, request, reply or advice (hereinafter severally and collectively called “Notice”) in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the parties shall be the address for such party set forth on the signature page hereto or as may hereafter be specified in a Notice to the other party designated as a change of address. Assignor and Assignee also specifically agree to promptly cooperate with the other in respect of the transactions contemplated by this Agreement.
6.	Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.
7.	Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.	Entire Agreement. This Agreement contains the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.
9.	Joint Drafting and Execution. The parties agree that this Agreement shall be deemed to have been drafted jointly by all parties hereto, and no construction shall be made other than with the presumption of such joint drafting. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall also be as effective and enforceable as the original.
10.	Additional Provisions. The following additional terms and provisions are hereby added to and are part of this Agreement. In the event of any inconsistency between the terms and provisions of this Section 10 and any other term or provision set forth in this Agreement, the terms and provisions of this Section 10 shall control.
a.	The parties acknowledge that the holders of the Debt (not including the Previously Assigned Debt) are Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp. and Valens U.S. SPV I, LLC (the “Holders”).
b.	The Assignor has been designated by the Holders to act as their agent and is authorized to bind and contract for the assignment hereunder by the Holders.
c.	By the Assignor and Assignee signing this Agreement, the Holders, the Assignor and the Assignee will act in conformance with this Agreement and will not independently act in any manner that conflicts with this Agreement.
d.	The Debt purchased hereby constitutes all of the debt owed to the Holders by the Borrower; provided, however, that the Assignee hereby acknowledges and agrees that a portion of the undiscounted principal indebtedness arising under the notes referenced on Exhibit A hereto (not including the Debt) in the aggregate amount of $5,608,926.05 (the “Previously Assigned Debt”) has previously been assigned by Assignor to JDM Group, LLC and neither the Assignor nor any Holder makes any representation or warranty of any nature whatsoever with respect to such Previously Assigned Debt . Notwithstanding anything contained to the contrary in this Agreement, Assignee’s interest in the Debt (and the amount of Debt deemed purchased by the Assignee hereunder and with respect to which Assignee has any rights, claims and/or interests) shall at no time exceed Assignee’s Assignment Percentage of the Debt. For purposes hereof, (a) the term “Assignment Percentage” means a percentage equal to a fraction the numerator of which is the cash payment of the Purchase Price actually received by Assignor and the denominator of which is the then unpaid portion of the Purchase Price and (b) the term “Purchase Price” means $350,000. Accordingly, as and when Assignor receives additional installments of the Purchase Price in cash in accordance with the payment schedule set forth below, Assignee’s Assignment Percentage of the Debt shall increase. So long as the Assignee has not materially breached the terms of this Agreement (it being acknowledged that a payment default, for example, shall be deemed a material breach hereof), the Holders are bound (subject to receipt in cash of the applicable Purchase Price Payments) to assign the full Debt to Assignee so that the Holders cannot attempt to collect the Debt from the Borrower, pledge the Debt to others, foreclose on the Debt or act in any way contrary to this Agreement, while this Agreement remains in effect.
e.	This Agreement shall be deemed effective on the date signed by all parties hereto (the “Effective Date”); provided however, in the event Assignor shall not have received on or prior to February 15, 2013 (without any further cure or grace period) (i) the initial portion of the purchase price in the amount of $50,000 and (ii) the original duly authorized and executed Warrants (as defined in Section 10(l) below), then Assignor may, at its option, terminate this Agreement by written notice thereof to Assignee.
f.	The total Debt to be assigned hereunder is the amount of $7,043,849.96.
g.	The total purchase price for the Debt is $350,000 reflecting a discount.
h.	The remaining portion of the Purchase Price, reflecting the discount, shall be paid in cash in full on or prior to the eight week anniversary of the Effective Date. Assignee may pay the remaining portion of the Purchase Price in a single payment or in multiple payments of no less than $25,000 each. Each such payment received by Assignor will result in a prorata reduction of the undiscounted Debt.
i.	No breach of this Agreement shall apply unless the non-breaching party notifies the breaching party in writing of such breach at least 20 days prior to the breach being deemed to be applicable, and the breach is not cured within said 20 day notice period; provided that this provision shall not be applicable to Assignee’s failure to make any Purchase Price payment, all of which payments are to be made in accordance with the terms of Section 2A and the immediately preceding paragraph. In the case of termination of this Agreement, the Assignee shall be released from the obligation of Assignee to make any further payments hereunder to Assignor. Should Assignee be in breach of this Agreement due to non-payment (a “Missed Payment”), then Assignor and Assignee agree that Borrower may make payment(s) directly to Assignor in respect of the Debt not yet assigned to Assignee hereunder (the “Unassigned Debt”) and receive a corresponding reduction in the outstanding balance of the Unassigned Debt in an amount equal to the undiscounted amount of Debt that would have been assignable to Assignee had Assignee made such payment(s) to Assignor in a timely manner. Any such payments by Borrower to Assignor must be made not later than one (1) business day following Assignor’s notice to Borrower of a Missed Payment.
j.	Assignee hereby acknowledges that: (a) the following subsidiaries and/or affiliates of Borrower are inactive: Avi Holding Corp., Line-One, Inc. and Pervasip Canada, Corp., (b) the relationship between Assignor and Assignee shall be independent, that of a purchaser and seller of a property interest, and (except for the Purchase Price installment payments to be made by Assignee to Assignor) not a debtor and creditor relationship, (c) nothing herein and/or by the conduct of the Parties hereto or otherwise shall be construed to be or to create any partnership, joint venture, other joint enterprise or fiduciary relationship between Assignor and the Holders on the one hand and the Assignee on the other, (d) it shall not enforce or take any action to enforce any lien or security interest in the assets of the Borrower, (e) all cash payments received by Assignee in respect of the Debt shall be subordinated in favor of Assignor and the Holders and until such time as Assignor on behalf of the Holders shall have received payment on the debt owing by Borrower to Assignor and the Holders of at least $350,000 (inclusive of purchase price payments hereunder) Assignee shall not be entitled to retain any such proceeds, all of which if received by Assignee shall be held by Assignee in trust for Assignor and turned over to Assignor immediately following Assignee’s receipt thereof, (f) neither Assignor nor any Holder shall be responsible to Assignee for any statements, warranties or representations made by Borrower or any other party in or in connection with the loan documents relating to the underlying Debt, the perfection of any lien on the collateral granted under any of such loan documents, or for the due execution, legality, validity, enforceability, legal sufficiency or value of such loan documents, or for Borrower’s financial condition or for Borrower’s ability to repay the Debt or otherwise perform under the terms of such loan documents, (g) it has made and shall continue to make independently and without reliance upon Assignor and/or any Holder its own investigation and evaluation of Borrower’s business, property and financial condition and the collateral, and (h) it has evaluated such loan documents as it has deemed necessary and its decision to acquire its interest hereunder was based on such investigation and evaluation, in addition to the representations and agreements herein.
k.	The parties acknowledge that notwithstanding anything contained in any document, instrument or agreement evidencing the Debt, the interest rate payable by Borrower in respect of the Debt is hereby reset at zero percent (0%), effective as of January 31, 2013; provided that in the event that Assignee shall at any time be in breach of this Agreement or the Warrants, the interest rate on that portion of the Debt not deemed purchased by Assignee under Section 10(d) shall be reinstated to the interest rate which was applicable to such Debt immediately prior to entering into of this Agreement (assuming that JDM Group, LLC was in breach of its assignment and assumption agreement with Assignor).
l.	As further consideration for Assignors agreements herein, the Trading Company hereby agrees to issue to the Holders on the Effective Date a series of three-year warrants to purchase an aggregate of 10 million shares of common stock of the Trading Company at a price of $0.01, in the form attached hereto as Exhibit B (the “Warrants” and each, a “Warrant”). For further clarification, on the Effective Date, the Trading Company shall issue (i) to Valens Offshore SPV I, Ltd. a Warrant exercisable into 7,240,000 shares of common stock of the Trading Company, (ii) to Valens Offshore SPV II, Corp. a Warrant exercisable into 2,329,000 shares of common stock of the Trading Company; and (iii) to Valens U.S. SPV I, LLC a Warrant exercisable into 431,000 shares of common stock of the Trading Company..

SIGNATURE PAGE

Effective Date:	See Section 10(e)
Principal Amount of Debt to be Assigned:	$4,907,810.31
Description of Debt to be Assigned:	Above and as described under Exhibit A (subject to the Previously Assigned Debt)
Assignment Payment:	The Purchase Price $350,000
Name of Trading Company (Borrower):	Pervasip Corp. (f/k/a eLEC Communications Corp.)
Name of Assignor:	LV Administrative Services, Inc., as Agent
Address of Assignor:	420 Lexington Avenue, Suite 2840, New York, NY 10170
Name of Assignee:	NetCapital.com LLC
Address of Assignee:	PO Box 277 Hingham, MA 02043

The undersigned hereby execute this document, which shall be deemed effective on the Effective Date noted:

Assignor:

LV ADMINISTRATIVE SERVICES, INC., AS AGENT

By:	/s/ Eugene Grin
Name: Eugene Grin

Its:

Assignee:

NetCapital.com LLC

By:	/s/ John Fanning
Name: John Fanning
Title: Authorized Signatory

Trading Company

The undersigned trading company hereby joins in for the following express purposes: it hereby agrees and confirms the statements as to the past and current nature of the Debt and relationship with the Assignor and statements otherwise above are true, correct and complete.

Name of Trading Company: Pervasip Corp. (f/k/a eLEC Communications Corp.) (“Borrower”)

PERVASIP CORP.

By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer

EXHIBIT A

Description of Debt and Holders

a.	Secured Term Note dated as of May 28, 2008 made by Borrower in favor of Valens Offshore SPV II, Corp. in the original principal amount of $1,400,000, as amended modified and supplemented from time to time.
b.	Second Amended and Restated Secured Term Note dated as of May 28, 2008 made by Borrower in favor of Valens Offshore SPV I, Ltd. (as assignee of Laurus Master Fund, Ltd.) in the original principal amount of $1,428,000, as amended modified and supplemented from time to time.
c.	Amended and Restated Secured Term Note dated as of May 28, 2008 made by Borrower in favor of Valens Offshore SPV II, Corp. in the original principal amount of $600,000, as amended modified and supplemented from time to time.
d.	Amended and Restated Secured Term Note dated as of May 28, 2008 made by Borrower in favor of Valens Offshore SPV I, Ltd. in the original principal amount of $3,400,000, as amended modified and supplemented from time to time.
e.	Fourth Amended and Restated Secured Term Note dated as of September 28, 2008 made by Borrower in favor of Valens Offshore SPV I, Ltd. (as assignee of Laurus Master Fund, Ltd.) in the original principal amount of $1,966,667, as amended modified and supplemented from time to time.
f.	Second Amended and Restated Secured Term Note dated as of December 12, 2008 made by Borrower in favor of Valens Offshore SPV I, Ltd. in the original principal amount of $1,100,000, as amended modified and supplemented from time to time.
g.	Secured Term Note dated as of February 18, 2009 made by Borrower in favor of Valens U.S. SPV I, LLC in the original principal amount of $348,000, as amended modified and supplemented from time to time.
h.	Secured Term Note dated as of February 18, 2009 made by Borrower in favor of Valens Offshore SPV II, Corp. in the original principal amount of $252,000, as amended modified and supplemented from time to time.
i.	Demand Note dated as of October 6, 2009 made by Borrower in favor of Valens U.S. SPV I, LLC in the original principal amount of $10,000, as amended modified and supplemented from time to time.
j.	Demand Note dated as of November 5, 2009 made by Borrower in favor of Valens U.S. SPV I, LLC in the original principal amount of $50,000, as amended, modified and supplemented from time to time.
k.	All loan documents (other than any warrants, options or other equity interests received by any Holder) entered into in connection with the transactions contemplated by the foregoing

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANT